UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2008
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e)	On February 26, 2008, the Compensation Committee (the “Compensation Committee”) of our Board of Directors determined the amount of the 2007 cash bonus to be paid to Vincent L. Sadusky, our President and Chief Executive Officer. The bonus for 2007 was determined based upon the achievement of certain strategic objectives, including performance targets calculated based upon our annual, audited financial results and other subjective factors. The total bonus awarded was $376,250, consisting of $251,250 based upon the performance targets plus $125,000 based upon other subjective criteria considered by the Compensation Committee in accordance with the terms of Mr. Sadusky’s Employment Agreement. On February 28, 2008, the Compensation Committee also approved the 2008 salary to be paid to Mr. Sadusky in the amount of $500,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: March 3, 2008	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller